EXHIBIT 24

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John Scriven or J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement for shares of the Common Stock, par value $2.50 per share, of The Dow Chemical Company, to be offered pursuant to The Dow Chemical Company Centennial Deferred Stock Plan, as such plan may be amended from time to time, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                TITLE                 DATE

/s/A. A. ALLEMANG    Director and Vice President   May 15, 1997
A. A. Allemang


/s/J. K. BARTON          Director                  May 15, 1997
J. K. Barton


/s/D. T. BUZZELLI        Director                  May 15, 1997
D. T. Buzzelli


/s/A. J. CARBONE         Director and Executive   May 15, 1997
A. J. Carbone            Vice President


/s/F. P. CORSON          Director and Vice President   May 15, 1997
F. P. Corson


/s/J. C. DANFORTH        Director                        May 15, 1997
J. C. Danforth


/s/W. D. DAVIS           Director                         May 15, 1997
W. D. Davis


/s/M. L. DOW             Director              May 15, 1997
M. L. Dow


/s/J. L. DOWNEY          Director              May 15, 1997
J. L. Downey


/s/E. C. FALLA           Director and Senior   May 15, 1997
E. C. Falla              Vice President


/s/B. H. FRANKLIN        Director               May 15, 1997
B. H. Franklin


/s/A. D. GILMOUR         Director              May 15, 1997
A. D. Gilmour


/s/G. M. LYNCH           Vice President and    May 15, 1997
G. M. Lynch              Controller


/s/M. D. PARKER          Director and Executive   May 15, 1997
M. D. Parker             Vice President


/s/F. P. POPOFF          Director and          May 15, 1997
F. P. Popoff             Chairman of the Board


/s/J. P. REINHARD        Director, Executive Vice   May 15, 1997
J. P. Reinhard           President and
                         Chief Financial Officer


/s/H. T. SHAPIRO         Director              May 15, 1997
H. T. Shapiro


/s/W. S. STAVROPOULOS    Director, President and  May 15, 1997
W. S. Stavropoulos       Chief Executive Officer


/s/P. G. STERN           Director              May 15, 1997
P. G. Stern